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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF DEBEVOISE & PLIMPTON]

                                                        November 12, 1996


Mobil Corporation
Mobil Marine Finance Company I Inc.
Mobil Marine Finance Company II Inc.
Mobil Lease Finance Company Inc.
Mobil Chemical Finance (Texas) Inc.
Mobil Chemical Finance (Louisiana) Inc.
Mobil Petrorail Finance Inc.
Mobil Transport Finance Company Inc.
Mobil Equipment Finance Company Inc.
3225 Gallows Road
Fairfax, Virginia 22037-0001

                      Registration Statement on Form S-3
                          (Registration No. 333-13457)
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Dear Sirs:


        We have acted as counsel to Mobil Corporation, a Delaware corporation ("Mobil"), and each of the subsidiaries of Mobil listed above (each, a "Subsidiary," and each of the Subsidiaries together with Mobil, the "Companies") in connection with the preparation and filing with the
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Mobil Corporation                       2                 November 12, 1996


Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement, as amended, on Form S-3 (Registration No. 333-13457) (the "Registration Statement") and the prospectus included therein (the "Prospectus"). The Registration Statement relates to (i) Pass
                                                                    -
Through Certificates (the "Pass Through Certificates") to be issued in one or more series in an aggregate offering price of up to $650,000,000 under a Pass Through Trust Agreement (the "Pass Through Trust Agreement") to be entered into between each of the Companies and State Street Bank and Trust Company, as trustee (the "Trustee") and (ii) the guaranties of Mobil (each, a "Guaranty") to
                             --
be delivered in connection with the issuance of each series of Pass Through Certificates to be issued. Capitalized terms used herein without definition have the meanings specified in the form of Pass Through Trust Agreement filed as an exhibit to the Registration Statement.

        In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        Based on the foregoing, we are of the following opinion:

        1.    With respect to the Pass Through Certificates of each Series, when
(a) the execution and delivery of the Pass Through Trust Agreement by the
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Companies and the Trustee and the execution, authentication and delivery of the
Pass Through Certificates of such series by the Trustee shall have been duly authorized by all necessary corporate action of the Companies and the Trustee,
(b) the Pass Through Trust Agreement shall have been executed and
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Mobil Corporation                       3                      November 12, 1996



delivered by each Company and the Trustee, (c) the Trust Supplement establishing
                                            -
the terms of the Pass Through Certificates of such series and forming the related Trust shall have been duly authorized, executed and delivered by each of Mobil, the applicable Subsidiary and the Trustee in accordance with the terms and conditions of the Pass Through Trust Agreement, and (d) the Pass Through
                                                         -
Certificates of such series shall have been duly executed, authenticated, issued and delivered by the Trustee and sold as contemplated by each of the Registration Statement, the Prospectus, the supplement or supplements to the Prospectus relating to the Pass Through Certificates of such series, the Pass Through Trust Agreement and the related Trust Supplement, assuming that the terms of the Pass Through Certificates of such series and the issuance thereof are in compliance with then applicable law, (i) the Pass Through Trust
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Agreement, as  supplemented by such Trust Supplement, will constitute a valid and binding obligation of Mobil and such Subsidiary, enforceable against Mobil and such Subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, and (ii) the Pass Through Certificates of such series will be validly
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issued and will be entitled to the benefits of the Pass Through Trust Agreement and the related Trust Supplement.

        2. With respect to each Guaranty, when such Guaranty shall have been duly authorized, executed and delivered by Mobil as contemplated by each of the Registration Statement, the Prospectus, the related supplement or supplements to the Prospectus, the Pass Through Trust Agreement and the related Trust Supplement, assuming that the terms of such Guaranty and the execution and delivery thereof are in compliance with then applicable law, such Guaranty will constitute a valid and legally binding



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Mobil Corporation                      4                 November 12, 1996

obligation of Mobil, enforceable against Mobil in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

        3. The statement under the caption "Federal Income Tax Consequences" in the Prospectus, insofar as they constitute statements of law or legal conclusions, are correct in all material respects as of the date hereof.

        Our opinion expressed above is limited to the laws of the State of new York, the corporate law of the State of Delaware and the Federal laws of the United States of America.

        In rendering the opinions in paragraphs 1 and 2 above, we have relied on the opinions, dated today and addressed to you, of Ralph N. Johanson, Jr., Mobil's Managing Counsel, Corporate, Finance and Securities, with respect to the Pass Through Trust Agreement and the Guaranties, and of Bingham, Dana & Gould, counsel for the Trustee, with respect to the Pass Through Trust Agreement and the Pass Through Certificates. Our opinion is subject to all the assumptions contained in such opinions.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Opinions" in such Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commissions thereunder.


                                        Very truly yours,

                                        /s/ Debevoise & Plimpton